If filing more than one
Page 32, "X" box:
For period ending	March 31, 2000

File number 811-7528


77.	A.Is the Registrant filing any
 of the following attachments with the current
		filing of Form N-SAR?  (ANSWER
 FOR ALL SERIES AS A GROUP)		Y
			Y/N

NOTE:  If answer is "Y" (Yes), mark those items
below being filed as an attachment to this
form or incorporated by reference.	   N
	Y/N

	B.Accountant's report on
internal control                        FINANCE
	C.Matters submitted to a vote
of security holders		  N
	D.Policies with respect to
security investments		  N
	E.Legal proceedings	N
	F.Changes in security for
debt					  N
	G.Defaults and arrears on senior
 securities		  N
	H.Changes in control of
Registrant		  N
	I.Terms of new or amended
securities		  N
	J.Revaluation of assets or
restatement of capital share
account              FINANCE
	K.Changes in Registrant's
certifying accountant              FINANCE
	L.Changes in accounting
principles and practices           FINANCE
	M.Mergers		  N
	N.Actions required to be
reported pursuant to Rule 2a-7		  N
	O.Transactions effected
pursuant to Rule 10f-3		  N
	P.Information required to be
filed pursuant to existing exemptive
orders		  N Attachment Information
 (Cont. On Screen 39)



If filing more than one
Page 32, "X" box:
For period ending	March 31, 2000

File number 811-7528


Attachment Information (Cont. from Screen 38)

77.	Q.1.	Exhibits		_Y_
			Y/N

	2.Any information called
for by instructions to sub-item 77Q2		___
		Y/N

	3.Any information called for
by instructions to sub-item 77Q3		___
	Y/N




SCREEN NUMBER:  39

__ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __
79.	List the "811" numbers and names of
 Registrant's wholly-owned investment
		company subsidiaries consolidated
in this report.


811 Number		Subsidiary Name



If filing more than one
Page 46, "X" box:
For period ending March 31, 2000

File number 811-7528

ANNUAL SUPPLEMENT
Page 53 is to be filed only once
each year at the end of Registrant's fiscal year.

105.	Fidelity bond(s) in effect at the end of
the period:

	A.	Insurer Name: ICI Mutual
Insurance Co.

	B.	Second Insurer:

	C.	Aggregate face amount of
coverage for Registrant on all bonds on which
it is named as an insured ($000's omitted)
		$50,000

106.	A.	Is the bond part of a
joint fidelity bond(s) shared with other investment companies or other entities?
	Y
	   Y/N

	B.	If the answer to
106A is "Y" (Yes), how many other investment
companies or other entities are covered
by the bond? 		72
			NOTE:  Count each
series as a separate investment company.

107.	A.	Does the mandatory
 coverage of the fidelity bond have a
deductible?	N
				Y/N

	B.	If the answer
to 107A is "Y" (Yes), what is the amount
of the deductible?	 $

108.	A.	Were any claims with
 respect to this Registrant filed under the
bond during the period?		N
	    Y/N

	B.	If the answer to
108A is "Y" (Yes), what was the total amount of such claim(s)? $

109.	A.	Were any losses
incurred with respect to this Registrant that
could have been filed as a claim under the
fidelity bond but were not?		  N
	     Y/N

	B.	If the answer to
sub-item 109A is "Y" (Yes), what was the total amount of such losses? ($000's omitted) $

110.	A.	Are Registrant's
officers and directors covered as officers and
directors of Registrant under any errors and
omissions insurance policy owned by the
Registrant or anyone else?		Y
					    Y/N

	B.	Were any claims filed
under such policy during the period with respect to
			Registrant?		N
	     Y/N



Insured Municipal Income Fund Inc.
N-SAR Exhibits


Item 77 (Q)(1)


For period ending 	March 31, 2000

File number 811-7528



At a Board of Directors meeting held on
December 17, 1999, the directors approved the amended and restatement of the by-laws.